Exhibit 32.1

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Osiris Therapeutics, Inc. (the “Company”), does hereby certify, to the best of each officer’s knowledge, that:

The Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 16, 2015	/s/ Lode Debrabandere
Lode Debrabandere, Ph.D.
President & Chief Executive Officer

Date: November 16, 2015	/s/ GREGORY I. LAW
Gregory I. Law
Chief Financial Officer

This certification “accompanies” the Form 10-Q to which it relates, is not deemed filed with the United States Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.